Exhibit 99.1

Epiq Systems to Accelerate Growth of eDiscovery Managed

Services Offering with Acquisition of Iris Data Services

Conference Call Today at 11 a.m. ET

Kansas City, KS (April 8, 2015) – Epiq Systems, Inc. (NASDAQ: EPIQ), a leading global provider of integrated technology solutions for the legal profession, announced today that the company has signed a definitive agreement to acquire privately-held, Kansas City-based Iris Data Services, the market leading provider of managed services for electronic discovery (eDiscovery). The total consideration for the acquisition is $134 million, subject to certain post-closing adjustments, which would be funded with existing cash and borrowings from the Company’s credit facility. The acquisition is expected to close on or about April 30, 2015, subject to the satisfaction of closing conditions, be modestly accretive to Epiq’s 2015 results and provide a post-closing tax benefit to Epiq of approximately $23 million. Epiq will host a conference call to review the transaction today at 11:00 a.m. ET, the details of which are below.

The Iris acquisition significantly accelerates Epiq’s strategic plan to offer managed services solutions to its existing global client base, while bringing Epiq’s expansive eDiscovery and document review resources to a new client base. Iris President and co-founder Major Baisden will join Epiq as managing director and will continue leading Iris’s operations.

Managed services is an outsourced eDiscovery solution for an entire organization, rather than for a single project. Responding to a growing market need for price certainty and self-service, Iris created an innovative eDiscovery managed services offering. Iris’s platform, one of the first of its kind, delivers best of breed third-party technology integrated with its proprietary workflow, storage, security and evidence management software.

Managed services engagements typically involve multi-year contracts and recurring revenue streams. With over 22 multi-year deals signed in the last 12 months alone, Iris has established itself as the leader in eDiscovery managed services. The swift rise in Iris’s operating revenue and adjusted EBITDA is evidence the legal industry is embracing the managed services model. Iris’s operating revenue grew 52% to $38 million in 2014 from $25 million in 2013, while 2014 adjusted EBITDA grew 42% to $8.2 million compared to $5.8 million in 2013.

“The acquisition of Iris is a significant milestone in our growth strategy. Iris complements our core transactional eDiscovery business and supplements it with an impressive team and a range of new capabilities. We expect this transaction to yield numerous cross-selling opportunities between Epiq’s clients and the substantial base of new clients that we expect will augment our long-term growth,” said Tom W. Olofson, chairman and CEO of Epiq Systems. “Increasingly, our clients want solutions to help them better manage eDiscovery costs and improve their operational effectiveness. Iris’s compelling offering accelerates our ability to address this client need in managed services, an area we had previously targeted as an important growth opportunity. Equally important, the acquisition is a big win for our shareholders as it provides additional long-term growth potential along with a near term bottom-line contribution.”

“Iris and Epiq share entrepreneurial cultures and a commitment to delivering the highest level of client service. This is a great opportunity for Iris to expand its potential by joining the preeminent global eDiscovery leader and a like-minded organization,” Mr. Baisden said. “Our combined client base will reap the full benefits of a robust eDiscovery platform combined with a pioneering managed services offering, as well as access to Epiq’s industry leading capabilities in bankruptcy and class action and mass tort settlement administration.”

The proposed acquisition is subject to customary closing conditions. Epiq was advised in this transaction by KeyBanc Capital Markets and Sidley Austin LLP.

Epiq and its Board of Directors remain committed to conducting a separate process to explore a full range of strategic and financial alternatives with Credit Suisse Securities as financial advisor and Kirkland & Ellis LLP as legal advisor.

2015 Financial Guidance

Epiq’s previously announced 2015 financial guidance remains unchanged at this time. Epiq estimates that operating revenue for 2015 will be between $465 million and $485 million, adjusted EBITDA between $103 million and $109 million, and adjusted EPS between $0.86 and $0.92. This guidance includes a number of assumptions based on current facts and expectations, which are subject to change.

Investor Conference Call Information:

Epiq will hold a conference call today at 11 a.m. ET to discuss the details of the acquisition.

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 21511378, available through April 15, 2015

About Iris

Iris Data Services is the leader in eDiscovery managed services — no other provider has more clients, experience or focus. Iris’s suite of products includes HorizonSM, managed services processing that seamlessly integrates best-in-class applications, and ArcSM, a private Relativity® environment for a fixed monthly fee. Iris’s U.S. headquarters is in Kansas City and its European headquarters is in London. Iris provides global services through office locations in the United States, Europe, India and China. For more information about Iris, visit www.irisds.com.

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We also offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 locations allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, loss on disposition of assets, strategic review expense, and provision for income taxes). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the difficulties a third party may have in acquiring our Company due to our shareholder rights plan, (21) the impact of our current review process of strategic alternatives, (22) the successful fulfillment or waiver of all closing conditions for the acquisition of Iris without unexpected delays or material changes, circumstances, effects or conditions that would constitute a material adverse effect, and (23) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts

Kelly Bailey	Chris Eddy or David Collins
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com

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